Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	United Fire & Casualty Company
118 Second Avenue SE, PO Box 73909
Cedar Rapids, Iowa 52407-3909

Contact: John A. Rife, President/CEO, 319-399-5700

United Fire & Casualty Company Estimates $12.5 million in Catastrophe Losses

CEDAR RAPIDS, IA – September 20, 2004 – United Fire & Casualty Company (NASDAQ:UFCS) today reported an estimate of approximately $12.5 million in pretax catastrophe losses resulting from Hurricane Charley, Hurricane Frances, Hurricane Ivan and a severe hailstorm in Kansas.

Although preliminary, the estimated losses from these severe storms are expected to add 10.6 percentage points to the third quarter property and casualty combined ratio. The impact on after-tax earnings per share is expected to be approximately 81 cents.

The pretax catastrophe loss estimate of $12.5 million compares with pretax catastrophe losses of $4.2 million for the entire third quarter of 2003. Our catastrophe losses in the third quarter of 2003 added 3.7 percentage points to the third quarter combined ratio and reduced earnings per share by 27 cents.

The hurricanes affected our policyholders in Alabama, Florida and Mississippi, while the hailstorm affected policyholders in Kansas. The catastrophe loss estimate of $12.5 million represents approximately 600 claims received to date as a result of the severe weather in the third quarter of 2004.

President & CEO John A. Rife said, “The damage and destruction caused by recent severe weather in Alabama, Florida and Mississippi has resulted in significant loss to both individuals and businesses. We understand that this is a very distressing time for those living in hurricane-ravaged areas, and we express our genuine sympathy to all individuals affected by these storms. At this time, our main concern is to help our policyholders recover from the storms by settling claims as efficiently as possible.”

United Fire & Casualty Company plans to report its third quarter results on Thursday, October 21. The results will be available on www.unitedfiregroup.com under Investor Relations.

United Fire & Casualty Company is a regional insurer, offering personal and commercial property and casualty insurance and life insurance. Its products are marketed principally through its regional offices in Cedar Rapids, Iowa (company headquarters); Denver, Colorado; and Galveston, Texas. For more information about United Fire & Casualty Company and its products and services, visit our Web site, www.unitedfiregroup.com.

Disclosure of forward-looking statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate, management’s beliefs and assumptions made by management. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continues,” “seeks,” “estimates,” “predicts,” “should,” “could,” “may,” “will continue,” “will be,” “will promote,” “might,” “hope,” “encouraging,” “optimistic” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Among the factors that could cause our actual outcomes and results to differ are the following: inherent uncertainties with respect to loss reserving; the occurrence of catastrophic events or other insured or reinsured events with a frequency or severity exceeding our estimates; the actual amount of new and renewal business and demand for our products and services; the competitive environment in which we operate, including price, product and service competition; developments in domestic and global financial markets that could affect our investment portfolio and financing plans; impact of regulatory actions on our Consolidated Financial Statements; uncertainties relating to government and regulatory policies; additional government and stock exchange policies relating to corporate governance, and the cost to comply; legal developments; changing rates of inflation, interest rates and other economic conditions; a continuation or worsening of domestic and global economic conditions; our relationship with our agencies; the valuation of invested assets; the recovery of deferred acquisition costs; or our relationship with our reinsurers. These are representative of the risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from what is expressed in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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